                           --SCHEDULE 14A TEMPLATE--
===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Sawtek Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Notice of 2000
Annual Meeting
of Shareholders
and Proxy Statement



December 13, 1999



Dear Shareholder:

You are cordially invited to attend the 2000 annual meeting of shareholders. The meeting will be held at the corporate offices of Sawtek Inc., 1818 South Highway 441, Apopka, Florida, on Tuesday, February 1, 2000, starting at 10:00 a.m.

The notice of the meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes the election of the directors.

Following the business session, I will report on current operations and on our plans. Following these reports, there will be an open discussion period during which your questions and comments will be welcome. We hope you will be able to join us.

Cordially,


/s/ S. P. Miller
Steven P. Miller
Chairman of the Board of Directors

--------------------------------------------------------------------------------

               [LETTERHEAD OF SAWTEK INCORPORATED APPEARS HERE]

                   Notice of Annual Meeting of Shareholders
                            1818 South Highway 441
                             Apopka, Florida 32703


TO THE HOLDERS OF COMMON STOCK OF SAWTEK INC.


The annual meeting of shareholders of Sawtek Inc. will be held at the corporate offices of Sawtek Inc., 1818 South Highway 441, Apopka, Florida 32703, on Tuesday, February 1, 2000, starting at 10:00 a.m. for the following purposes:

     1. To elect directors.
     2. To transact such other business as may properly come before the meeting.

Holders of common stock of record at the close of business on December 14, 1999, will be entitled to vote at the meeting.

By order of the Board of Directors



                                                            WILLIAM A. GRIMM
                                                            Secretary

Apopka, Florida
December 13, 1999




--------------------------------------------------------------------------------
                                IMPORTANT NOTICE

                 To assure your representation at the meeting,
          please complete, date, sign, and mail promptly the enclosed proxy for which a return envelope is provided.

                  [LOGO OF SAWTEK INCORPORATED APPEARS HERE]

                            1818 South Highway 441
                             Apopka, Florida 32703


Notice of Annual Meeting of Shareholders to be held February 1, 2000

General Information

The accompanying proxy is solicited by the Board of Directors of the Company. A shareholder may revoke their proxy at any time prior to the time it is voted at the meeting by filing with the Secretary of the Company a written notice of revocation, by duly executing and delivering a subsequent proxy bearing a later date, or by attending the meeting and voting in person.

The record date for shareholders entitled to vote at the meeting is December 14, 1999.

The Company has only one class of outstanding shares, namely common stock, par value $.0005 per share, of which there were 42,668,194 shares outstanding on the record date and 111 holders of record. Many shareholders hold their shares in "street name." The Company believes it has more than 4,000 beneficial owners of its common stock. Each share is entitled to one vote.

The shares represented by each valid proxy will be voted at the meeting or any adjournment thereof, and, if a choice is specified in the proxy, the shares will be voted in accordance with such specification. If no vote is specified, the shares will be voted as set forth in the accompanying proxy. The election of directors requires a majority of the votes cast. With respect to abstentions, shares are considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to shares held in brokerage accounts, shares which are not voted by the broker are not considered present at the meeting for the particular proposal.

So far as the directors of the Company are aware, no matters will be presented to the meeting for action on the part of the shareholders other than the election of the directors. If any other matter is properly brought before the meeting, it is the intention of the persons named in the proxy to vote the shares to which the proxy relates in accordance with their best judgment.

The cost of soliciting proxies will be borne by the Company. Officers and employees may, by letter, telephone, or in person, make additional requests for the return of proxies. The Company will reimburse brokerage houses, custodians, nominees, and others for their out-of-pocket expenses incurred in connection with such solicitation. The Company also has retained ADP Corporation to aid in the solicitation of proxies at an estimated fee of $13,000. This Proxy Statement, the accompanying proxy, and a copy of the Company's Annual Report for the year ended September 30, 1999, are being mailed to shareholders commencing on December 13, 1999.

Shareholder Item #1
Election of Directors

All of the members of the Company's Board of Directors are elected annually at the annual meeting of shareholders. The six members are Steven P. Miller, Neal
J. Tolar, Robert C. Strandberg, Bruce S. White, Willis C. Young, and Gary A. Monetti, and each of them are standing for re-election. In accordance with the Bylaws of Sawtek Inc., all directors hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Vacancies may be filled by the remaining directors.

The authorized number of directors is presently set at six. From time to time, the Board considers potential candidates and, as an appropriate candidate is identified, the Board will consider increasing the number of directors.

The persons named in the accompanying proxy will vote in favor of electing the nominees to serve for the terms identified above, unless otherwise specified in the proxy. If any nominee shall become unavailable for election, the proxies will be voted for the election of such persons, if any, as shall be designated by the Board of Directors.

None of the nominees nor any of the incumbent directors is related to any other nominee or director or to any executive officer of the Company or its subsidiaries by blood, marriage, or adoption.

Biographical summaries of the nominees and of the continuing directors appear on the following pages and data with respect to the number of shares of the Company's common stock beneficially owned by them as of October 29, 1999, are set forth in the table on page 11.

The Board of Directors recommends a vote in favor of each named nominee.

Board of Directors

[PHOTO APPEARS HERE]

Steven P. Miller

Mr. Miller, 51, co-founded the Company, has served as a Director since 1979, Chief Executive Officer from 1986 to September 30, 1999, Chairman since February 1996 and President from 1979 to April 1997. He stepped down from day-to-day operations on September 30, 1999. Prior to joining the Company, he was Manager of the SAW Device Engineering and Development Laboratory at Texas Instruments Incorporated ("TI"), an electronics manufacturer. He joined TI in 1969. Mr. Miller has a B.S. degree in Electrical Engineering from the South Dakota School of Mines and Technology.

[PHOTO APPEARS HERE]

Neal J. Tolar

Dr. Tolar, 58, co-founded the Company and has served as Senior Vice President and Chief Technical Officer from June 1995 to September 30, 1999 and a Director since 1979. He also served as Vice President-Operations and Engineering from 1979 to June 1995. He stepped down from the day-to-day operations on September 30, 1999. Prior to joining the Company, he was a member of the technical staff in the RF Technology Group of the Corporate Research Laboratory at TI. He joined TI in 1967. Dr. Tolar has a B.S. degree in Ceramic Engineering from Mississippi State University and a Ph.D. in Ceramic Engineering from the University of Utah.

[PHOTO APPEARS HERE]

Gary A. Monetti

Mr. Monetti, 40, joined the Company in 1982 and was appointed Chief Executive Officer effective October 1, 1999. He has served as President from April 1997 to September 30, 1999 and Chief Operating Officer from July 1995 to September 30, 1999 and served as Vice President-Operations from July 1995 to April 1997. He has served in various positions, since 1982, at the Company, including Filter Design Engineer, Manager of Filter Technology, Vice President-Sales and Marketing and Vice President-Engineering. Mr. Monetti has a B.S. degree in Electrical Engineering from the University of Illinois and an M.B.A. degree from Rollins College. Mr. Monetti was appointed to the Board of Directors in April 1998.

[PHOTO APPEARS HERE]

Robert C. Strandberg

Mr. Strandberg, 42, has been a Director of the Company since October 1995. Mr. Strandberg is President and CEO of PSC Inc., a manufacturer of bar code readers, since June 1997 and served as Executive Vice President from November 1996 to June 1997. Mr. Strandberg is also a Director of Merix Corporation. From May 1996 to October 1996, he was self-employed as a business consultant. From September 1991 to April 1996, Mr. Strandberg was the Chairman of the Board of Directors, President and Chief Executive Officer of Datamax International Corporation, a manufacturer of bar code printers. From 1988 to 1991, he was Vice President-Finance of Datamax. From 1986 to 1988, he worked for GTECH, a lottery management company, in the areas of finance and strategic planning. Mr. Strandberg has a B.S. degree in Operations Research and Industrial Engineering from Cornell University and an M.B.A. degree from Harvard Graduate School of Business Administration.

[PHOTO APPEARS HERE]

Bruce S. White

Mr. White, 66, has been a Director of the Company since April 1996. Mr. White was a Corporate Vice President of AVNET Inc., a distributor of electronic components from January 1996 to January 1998 and the President of the Penstock Division of AVNET Inc. from July 1994 to January 1998. From 1974 to July 1994, Mr. White was the President and Chief Executive Officer of Penstock Inc., a company he founded to distribute RF and microwave components. Mr. White is now retired from both AVNET and Penstock. AVNET is a distributor of certain products manufactured by Sawtek. In fiscal 1999, sales from Sawtek to AVNET were approximately $3.8 million. Mr. White has a B.A. degree in Mathematics from Colgate University and B.S. and M.S. degrees in Electrical Engineering from Michigan State University.

[PHOTO APPEARS HERE]

Willis C. Young

Mr. Young, 58, has been a Director of the Company since February 1996. He has been a Senior Partner of the Atlanta office of BDO Seidman, LLP, an international accounting and consulting firm, since January 1996. From April 1995 to December 1995, Mr. Young was the Chief Financial Officer for Hayes Microcomputer Products, Inc., a manufacturer of modems and communication equipment, where he was engaged to assist in the implementation of Hayes' restructuring in bankruptcy. From 1965 to March 1995, Mr. Young held various positions with BDO Seidman, LLP, and from 1988 to March 1995 he was a Vice Chairman and a member of the Executive Committee. Mr. Young has a B.S. degree in Accounting from Ferris State University. He is a Certified Public Accountant.

Executive Officers

The current executive officers of the Company are as follows:

Name                  Age      Position

Gary A. Monetti        40      Chief Executive Officer and Director
Kimon Anemogiannis     37      President and Chief Operating Officer
Raymond A. Link        45      Senior Vice President-Finance, Treasurer,
                               and Chief Financial Officer
Brian P. Balut         34      Vice President-Sales and Marketing
John K. Bitzer         49      Vice President-Operations Support
Azhar Waseem           46      Vice President-Operations

Kimon Anemogiannis

Dr. Anemogiannis, 37, joined Sawtek in July 1995 as Director of Engineering and was promoted to Vice President-Engineering in April 1998, Vice President-Operations in 1999 and President and Chief Operating Officer, effective October 1, 1999. Prior to joining Sawtek, Dr. Anemogiannis was in various engineering positions for the surface acoustic wave (SAW) group at Siemens Matsushita based in Munich, Germany from August 1986 to July 1995. Dr. Anemogiannis has M.S. and Ph.D. degrees in Electrical Engineering from the Technical University of Munich.

Raymond A. Link

Mr. Link, 45, joined the Company in September 1995 as Vice President-Finance and Chief Financial Officer and was promoted to Senior Vice President and Chief Financial Officer, effective October 1, 1999. From 1987 to September 1995, Mr. Link was Vice President-Finance and Chief Financial Officer of Hubbard Construction Company, a heavy/highway construction company. From 1980 to 1987, he was with Harris Corporation, a manufacturer of electronic communication equipment, in various financial capacities. Mr. Link has a B.S. degree from the State University of New York at Buffalo and an M.B.A. degree from the Wharton School at the University of Pennsylvania. He is a Certified Public Accountant.

Brian P. Balut

Mr. Balut, 34, joined Sawtek in October 1994 as a Sales Manager, was promoted to Director of Sales and Marketing in November 1996 and promoted to Vice President Sales and Marketing in September 1998. From 1987 to 1994, Mr. Balut was in various sales, marketing and engineering positions with REMEC, a manufacturer of electronic components. Mr. Balut has a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. degree from Rollins College.

John K. Bitzer

Mr. Bitzer, 49, joined Sawtek in August 1991 as Director of Operations Support and was promoted to Vice President-Operations Support in April 1998. From December 1988 to July 1991, Mr. Bitzer was the Director of Operations for the ESCO unit of Emerson Electric. From 1974 to December 1988, Mr. Bitzer was in various operations and management positions with the General Electric Company. Mr. Bitzer has a B.S. degree in Mechanical Engineering from West Virginia University.

Azhar Waseem

Mr. Waseem, 46, joined Sawtek in March 1995 as Director of Wafer Fabrication and was promoted to Vice President-Manufacturing in April 1998 and to Vice President-Operations, effective October 1, 1999. From 1989-1994, Mr. Waseem was in various operations and engineering positions of Siliconix, Inc., a microelectronics manufacturer, based in Santa Clara, California and from 1986-1989 he was in various engineering positions with the General Electric Company. Mr. Waseem has B.S. and M.S. degrees in Electrical Engineering and an M.B.A. all from the University of Minnesota.

There are no family relationships between any of the Company's executive officers or directors. Information on Mr. Monetti is included in the director profiles above.

Information on Board of Directors and Committees

Meetings and Attendance

During the year, there were four meetings of the Board of Directors and two meetings of the standing committees of the Board. All directors attended all meetings of the Board and the committees on which they serve.

Committees of the Board

The Board has established two committees to assist in the discharge of its responsibilities, the principal functions of each committee are described below. In addition, the Board as a whole serves as the Nominating Committee.

The Audit Committee assists the Board in ensuring that the Company's financial, auditing and reporting practices, procedures, and controls are within acceptable limits of sound practice and in accordance with applicable laws and regulations. The Committee meets periodically with the independent auditors, together with representatives of management, as appropriate, for the purpose of reviewing the scope and results of the annual audit of the financial statements and the recommendations of the auditors. The Committee also reviews the nature and extent of non-audit professional services performed by the auditors. The Committee held two meetings during the past 12 months. The members of the Audit Committee are Messrs. Young (Chairman), Tolar, and Strandberg.

The Compensation Committee assists the Board in reviewing the annual compensation and bonuses for the executive officers. The Committee held two meetings during the past 12 months. The members of the Compensation Committee are Messrs. Strandberg (Chairman), White, and Young.

Directors' Compensation

Each of the five non-employee directors currently receive an annual retainer fee of $8,000 and are eligible to participate in the Company's group medical plan at the same cost as employees of Sawtek.

Messrs. Miller and Tolar stepped down as employees of Sawtek on September 30, 1999, but continue to serve as consultants to the Company at a monthly retainer of $4,000 per month in addition to the $8,000 per year Director retainer. The consulting agreements are one-year agreements renewable at the discretion of the Board of Directors.

Messrs. Strandberg, White, and Young each were granted options to purchase 40,000 shares of the Company's common stock in fiscal 1996. No options were granted to the outside directors in fiscal 1997, 1998, or 1999. The options are non-statutory options and are priced at the fair market value on the date of grant. One-third of the option shares become exercisable on the anniversary of the date of grant and one-third on each of the two succeeding anniversary dates. The option term is five years.

Report on Executive Compensation

General

For the fiscal year ended September 30, 1999, the Compensation Committee approved the base compensation and bonuses paid and stock options granted to several levels of management including the CEO and the other executive officers.

Compensation Philosophy

The goal of the Company is to align business objectives and overall Company performance and executive compensation. The Company needs to attract, retain, and reward executive officers and other key individuals who contribute to the long-term success of the Company and to further motivate them to build shareholder value. The Board of Directors has adopted a total compensation package comprised of base salary, bonus, and stock option awards as follows:

     Base Salary: Each executive officer's base salary is reviewed on an annual basis. Among those factors taken into consideration are: (1) individual and corporate performance, (2) level of responsibility, (3) prior experience,
     (4) breadth of knowledge of the industry, and (5) competitive pay practices as reported by the American Electronics Association for comparable size companies.

     Bonus: Bonuses are paid only if the Company and individual executive officers achieve the performance objectives for the year. Generally, bonuses are based on the level of net income for the Company and other factors as determined by the Compensation Committee.

     Stock Option Grants: The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Chief Executive Officer Compensation

Mr. Miller's base salary and bonus were determined in accordance with the criteria described in the "Base Salary" and "Bonus" sections of this report. Mr. Miller's base salary of $253,600 and cash bonus of $171,240 reflect the Board and the Compensation Committee's assessment of: (i) the favorable operating results of the Company for the past fiscal year, (ii) his leadership, and (iii) his broad involvement in the overall operation and growth of the Company. Effective October 1, 1999, Mr. Monetti was appointed Chief Executive Officer of Sawtek. The Board has set Mr. Monetti's base compensation for fiscal 2000 at $210,000 and he was granted 50,000 stock options at an exercise price of $32.125, which was the fair market value at the date of grant. These options vest over a four-year period and have a term of ten years.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Strandberg, White, and Young during fiscal 1999. There were no interlocks or insider participation among the Board members in 1999.

Potential Limitation on Company Deductions

Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

There are a number of exceptions to this rule, such as compensation paid under a shareholder approved "performance-based compensation" plan and certain stock options granted prior to the Company being publicly traded.

The Board of Directors believes that, at the present time, it is unlikely that eligible compensation under Section 162(m) paid to any executive officer in a taxable year will exceed one million dollars. Therefore, the Board of Directors has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation."

               . Robert C. Strandberg-Chairman
               . Willis C. Young
               . Bruce S. White

Selection of Auditors

Representatives of Ernst & Young LLP, independent auditors, who audited the financial statements of the Company for the year ended September 30, 1999, are expected to be present at the shareholders' meeting to make a statement if they so desire and to be available to respond to appropriate questions of shareholders. The Company has not reviewed fees and other arrangements for auditing services, and, accordingly, the Board of Directors has not considered the selection of public accountants for the year ending September 30, 2000.

Shareholder Proposals for the 2001 Annual Meeting

Shareholder proposals intended to be presented at the 2001 annual meeting of shareholders and to be included in the Company's Proxy Statement and form of proxy for that meeting must be received by the Company no later than August 16, 2000.

The Securities and Exchange Commission recently amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to shareholder proposals. SEC Rule 14a-4(c) (1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least 45 days prior to the month and day of mailing the prior year's Proxy Statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next annual meeting of shareholders if the proposal were raised at the meeting without any discussion of the matter in the Proxy Statement. For the purposes of the Company's 2000 annual meeting of shareholders, this deadline was October 28, 1999.

Performance Graph

The graph below compares the performance of the Company's common stock with the performance of the NASDAQ composite index and the Hambrecht & Quist Communication Sector Component of its Growth and Technology Index. The comparison of total return on investment for the period assumes that $100 was invested on May 1, 1996 (the date the Company went public) in the Company and each of the indices.

            Comparison of Total Return Among NASDAQ Composite Index and the H&Q Communication Sector of its Growth and Technology Index and Sawtek
                                     Inc.

                             [GRAPH APPEARS HERE]

                                                       End of Period Values
                           May 1, 1996   Sept. 30, 1996  Sept. 30, 1997  Sept. 30, 1998  Sept. 30, 1999
Sawtek                          $100          $200            $356            $109            $538

NASDAQ Composite                $100          $103            $142            $145            $234
with dividends re-invested

Hambrecht & Quist               $100          $101            $113            $ 98            $229
Communication Sector Index

Summary Compensation Table

The table below illustrates annual and long-term compensation for services to the Company for the years ending September 30, 1999, 1998, and 1997 for those executives who, as of September 30, 1999, were: (i) the chief executive officer and (ii) the other four most highly compensated executives of the Company.

                                                              Total Option
Name and Position/(1)/              Year   Salary    Bonus    Grants #/(2)/
Steven P. Miller                    1999  $253,600  $171,240            --
     Chairman and Chief             1998   245,000   138,050            --
     Executive Officer              1997   216,000   142,004            --

Neal J. Tolar                       1999   210,100   141,868            --
     Senior Vice President and      1998   203,000   116,050            --
     Chief Technical Officer        1997   180,000   118,604            --

Gary A. Monetti                     1999   194,000    91,467        50,000
     President and Chief            1998   184,000    84,050        30,000
     Operating Officer              1997   141,000    86,604        40,000

Raymond A. Link                     1999   163,000    81,467        50,000
     Vice President - Finance       1998   154,000    77,050        30,000
     and Chief Financial Officer    1997   130,000    79,604        30,000

Kimon Anemogiannis*                 1999   122,013    71,467       240,000
     Vice President - Operations

/(1)/ Effective October 1, 1999, Steven P. Miller and Neal J. Tolar stepped down from day-to-day operations and Gary A. Monetti was promoted to Chief Executive Officer, Kimon Anemogiannis was promoted to President and Chief Operating Officer and Raymond A. Link was promoted to Senior Vice President and Chief Financial Officer.
/(2)/ Amounts shown represent the number of shares subject to qualified and non-qualified stock options granted each year.


Option Grants in FY99

                                                                                                 Potential Realizable Value at
                                     % of        Exercise     Market Price                       Assumed Rate of Stock Price
                        #           Total          Price      Per Share at      Expiration       Appreciation for Option Term
                   Granted/(1)/   Grants/(2)/    Per Share    Date of Grant        Date          0%           5%            10%
Steven P. Miller            --             --           --               --             --           --            --            --

Neal J. Tolar               --             --           --               --             --           --            --            --

Gary A. Monetti         50,000           5.34%     $ 32.13          $ 32.13        7/27/09     $      0    $1,010,162   $ 2,559,949

Raymond A. Link         50,000           5.34%     $ 32.13          $ 32.13        7/27/09     $      0    $1,010,162   $ 2,559,949

Kimon                  240,000          25.61%     $ 10.94-         $ 10.94-       3/16/09-    $      0    $4,315,789   $10,937,058
Anemogiannis                                       $ 32.13          $ 32.13        7/27/09

/(1)/ The options become exercisable at a rate of 25% per year over four years and have a term of 10 years. The potential realizable value is calculated based on the term of the option at the time of the grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance.
/(2)/ Based on an aggregate of 937,000 options granted to employees, officers and Directors of the Company in fiscal 1999 including the named executive officers.

Aggregate Option Exercises in Fiscal Year 1999 and Fiscal Year-End Option Values

                                                        Number of Securities
                    # of Shares                        Underlying Unexercised        Value of Unexercised in-the-Money
                      Acquired        Value         Options at September 30, 1999    Options at September 30, 1999/(2)/
                    On Exercise    Realized/(1)/    Exercisable     Unexercisable    Exercisable          Unexercisable
Steven P. Miller             --              --              --                --             --                     --

Neal J. Tolar                --              --              --                --             --                     --

Gary A. Monetti          40,000       $ 750,000         179,460            92,500     $5,901,134             $1,094,844

Raymond A. Link          30,000       $ 362,531         122,500           117,500     $3,955,431             $1,875,969

Kimon                    16,666       $ 164,922         103,334           260,000     $3,453,795             $1,999,688
Anemogiannis

/(1)/ Based on the product of: (i) the fair market value of the common stock at the date of exercise minus the exercise price and (ii) the number of shares acquired upon exercise.
/(2)/ Based on the product of: (i) the fair market value of the common stock at September 30, 1999, ($35 per share) minus the exercise price and (ii) the number of shares acquired upon exercise.

Security Ownership of Certain Beneficial Owners and Management

Directors, Executive Officers and Five Percent (5%) Shareholders

                                                            Shares Beneficially Owned
Principal Shareholders                                         Number       Percent
Sawtek Inc. Employee Stock Ownership and                     12,209,942      28.90%
     401(k) Plan(1) ("The ESOP")

Executive Officers and Directors

Steven P. Miller/(2)/                                         2,042,192       4.83%

Neal J. Tolar/(3)/                                            1,701,154       4.03%

Gary A. Monetti/(4)/                                            344,564          *

Raymond A. Link/(5)/                                            183,356          *

Kimon Anemogiannis/(6)/                                         107,162          *

Robert C. Strandberg/(7)/                                        24,600          *

Bruce S. White/(8)/                                              40,000          *

Willis C. Young/(9)/                                             20,000          *

All Directors and Executive Officers as a Group (11 persons)  4,592,566      10.87%

*Less than 1% of the outstanding Common Stock.

/(1)/ HSBC (formerly known as Marine Midland Bank) is the Trustee of the ESOP. The ESOP, through its Trustee, exercises sole dispositive and voting control over these shares, all of which are held by the ESOP as record owner. Includes 9,029,458 shares allocated to participants' accounts and 3,180,484 shares not yet allocated to participants' accounts. Each ESOP participant, with respect to certain matters, controls the voting of shares allocated to his or her account by instructing the Trustee how such shares shall be voted. The Trustee controls the voting of all unallocated shares.
/(2)/ Includes 659,022 shares held by Sawmill Investment Mr. Miller is the general partner and 1,383,170 Limited Partnership of which shares held by Via Capri Investment Limited Partnership of which Mr. Miller has indirect voting control. Excludes 237,892 shares owned by the ESOP but allocated to his account.
/(3)/ Excludes shares owned by his majority age children of which he disclaims any beneficial interest. Excludes 315,983 shares owned by the ESOP but allocated to his account. Includes 485,778 shares held by MOP Investment Limited Partnership and 1,215,376 shares held by MOPNJ Investment Limited Partnership of which Dr. Tolar has indirect voting control.
/(4)/ Includes options to purchase 179,460 shares of common stock exercisable within 60 days of October 31, 1999. Excludes 200,583 shares owned by the ESOP but allocated to his account.
/(5)/ Includes options to purchase 122,500 shares of common stock exercisable within 60 days of October 31, 1999. Excludes 59,098 shares owned by the ESOP but allocated to his account.
/(6)/ Includes options to purchase 103,334 shares of common stock exercisable within 60 days of October 31, 1999. Excludes 48,207 shares owned by the ESOP but allocated to his account.
/(7)/ Includes options to purchase 13,332 shares of common stock exercisable within 60 days of October 31, 1999.
/(8)/ Includes options to purchase 40,000 shares of common stock exercisable within 60 days of October 31, 1999.
/(9)/ Includes options to purchase 20,000 shares of common stock exercisable within 60 days of October 31, 1999.

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                             [MAP APPEARS HERE]
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                                  SAWTEK INC.
                            1818 South Highway 441
                             Apopka, Florida 32703
                                 (407)886-8860

PROXY

GARY A. MONETTI, RAYMOND A. LINK AND WILLIAM A. GRIMM, or any of them, are hereby authorized, with full power of substitution, to represent and to vote the stock of the undersigned at the annual meeting of shareholders of the Company to be held on February 1, 2000, or at any adjournment, upon such business as may properly come before the meeting, including the following items as set forth in the Proxy Statement.

1.   Election of Directors, Nominees: Steven P. Miller, Neal J. Tolar,
                                      Gary A. Monetti, Robert C. Strandberg,
                                      Bruce S. White, Willis C. Young

                                      For the above slate of nominees   Withheld
                                      -------------------------------   --------

     Election of Directors:                         [_]                    [_]

     If withheld, please list the nominee(s) that you are not in favor of:

     _______________________________________________________________________

You are encouraged to specify your choices by marking the appropriate box. This proxy, when properly executed, is voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of directors. The proxies cannot vote your shares unless you sign and return the card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

_________   I plan to attend the meeting


Signature:  _____________________________        Date: ___________________

Signature:  _____________________________        Date: ___________________

Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. All joint owners must sign.


Change of address:
                                              Shares held in your name:
______________________________
______________________________                ________________________
______________________________